Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-61180, No. 333-61160, No. 333-145771, No. 333-168871, and No. 333-204163) on Form S-8 of GlobalSCAPE, Inc., of our report dated March 27, 2017, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of GlobalSCAPE, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP
San Antonio, Texas
March 27, 2017